UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 21, 2006

APO Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 Oceanside Road, Oceanside, New York 11575
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(800) 365-2839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 21, 2006, APO Health, Inc., a Nevada corporation (“APO”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with APO Health Acquisition Corp, Inc., a Nevada corporation and wholly-owned subsidiary of APO (“APO Acquisition”), and Jupiter Global Holdings, Corp., a Nevada corporation (“Jupiter”). The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, APO Acquisition will merge with and into Jupiter, with Jupiter being the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of APO (the “Merger”).

At the Effective Time (as defined below) of the Merger, (a) pursuant to the terms of APO’s certificate of incorporation and the Merger Agreement, each share of Common Stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive one-quarter (0.25) of a share of common stock of APO (the “Conversion Price”), subject to adjustment as described herein (the “Issuable Shares”), and shall automatically be canceled and retired and shall cease to exist. The Conversion Price is based on $0.02 per share, the market price of APO’s common stock at the time of execution of the Merger Agreement (“Market Price”). The Conversion Price shall be adjusted proportionately should the average closing sale price of APO’s common stock for the 20 consecutive trading days prior to the closing date be greater or less than the Market Price.

The Merger Agreement provides that the Issuable Shares will not be registered under the Securities Act, or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) APO receives an opinion of counsel for APO that an exemption from the registration requirements of the Securities Act is available.

The Merger Agreement includes customary representations, warranties and covenants by Jupiter, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, and (iii) not to solicit proposals relating to alternative business combination transactions. APO and APO Acquisition Sub have also made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

The consummation of the Merger is subject to certain conditions, including (i) receipt of any necessary governmental approvals, (ii) approval of the Merger Agreement and the Merger by the stockholders of APO and Jupiter, (iii) absence of any law or order prohibiting the consummation of the Merger, and (iv) subject to certain exceptions, the accuracy of the representations and warranties made by Jupiter and by APO.

The parties to the Merger Agreement have agreed to use their best efforts to consummate the transactions by May 10, 2006, or as soon thereafter as practicable (in any event, the “Effective Time”). In the event the transactions are not consummated by May 30, 2006, APO or Jupiter may terminate the Merger Agreement without any further liability owing to the other party. There can be no assurances that the Merger will be effected under the terms of the Merger Agreement or at all.

A copy of the Merger Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing summary of the Merger Agreement is qualified by the Merger Agreement in its entirety.

Item 7.01    Regulation FD Disclosure.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing. Attached hereto as Exhibit 99.1 is a Press Release issued by APO on April 24, 2006 regarding the parties’ execution of the Merger Agreement.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Merger Agreement dated April 21, 2006 by and among APO Health, Inc., APO Health Acquisition Corp. and Jupiter Global Holdings, Corp.
99.1	Press Release dated April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2006	APO Health, Inc.

	By:	/s/ Dr. Jan Stahl
Dr. Jan Stahl
President and CEO

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Merger Agreement dated April 21, 2006 by and among APO Health, Inc., APO Health Acquisition Corp. and Jupiter Global Holdings, Corp.
99.1	Press Release dated April 25, 2006.